Exhibit 5.1

767 Fifth Avenue
New York, NY 10153-0119
+1 212 310 8000 tel
+1 212 310 8007 fax

September 6, 2016

Ollie’s Bargain Outlet Holdings, Inc.

6295 Allentown Boulevard

Suite 1

Harrisburg, Pennsylvania 17112

Ladies and Gentlemen:

We have acted as counsel to Ollie’s Bargain Outlet Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Registration Statement on Form S-3 filed the date hereof ( the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the offer and sale by (i) the Company, from time to time of an indeterminate number of shares of common stock, par value $0.001 per share, of the Company (the “Shares”) and (ii) the selling stockholders to be identified in one or more prospectus supplements, from time to time, of an indeterminate number of Shares (such Shares, the “Secondary Shares”).

In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Registration Statement, (ii) the prospectus contained in the Registration Statement, (iii) the Second Amended and Restated Certificate of Incorporation of the Company filed with the Secretary of State of the State of Delaware(iv) the Second Amended and Restated Bylaws of the Company, (v) the form of Certificate of Common Stock of the Company, (vi) the Amended and Restated Stockholders Agreement, dated as of July 15, 2015, among the Company and the stockholders party thereto and (vii) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinions hereinafter set forth.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.

We have also assumed that (i) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws and no stop orders suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Shares are offered or issued as contemplated by the Registration Statement, (ii) with respect to the offering and sale of Secondary Shares, a prospectus supplement will have been prepared and filed with the Commission identifying the selling stockholders of the Shares and will at all relevant times comply with all applicable laws, (iii) with respect to the issuance, offering and sale of Shares by the Company, the issuance (including the execution, delivery and performance thereof) and the terms of the Shares and the terms of any offering and sale of the Shares have been duly authorized by the Company, (iv) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement by reference, (v) all Shares will be issued, offered and sold and all Secondary Shares will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the appropriate prospectus supplement, (vi) a definitive purchase, underwriting or similar agreement and any other necessary agreement, instrument or document with respect to any Shares or Secondary Shares, as applicable, will have been duly authorized and validly executed and delivered by the Company and the other party or parties thereto, including in the case of Secondary Shares, the selling stockholders, (vii) in the case of the issuance, offering and sale of Shares by the Company, the Company has received the consideration therefore specified in any applicable definitive underwriting or similar agreement and that the consideration for such Shares is at least equal to the par value of such Shares, and (viii) any Shares or Secondary Shares issuable upon conversion, exercise or exchange of any Shares or Secondary Shares, as applicable, being offered or issued will be duly authorized and, if appropriate, reserved for issuance upon such conversion, exercise or exchange.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that (i) the Secondary Shares that are already outstanding are and (ii) the Shares, when sold as contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

The opinion expressed herein is limited to the corporate laws of the State of Delaware and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus which is a part of the Registration Statement. In giving such consent we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Weil, Gotshal & Manges LLP

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